                                     BYLAWS

                                       OF

                               DAOU SYSTEMS, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I    OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Section 1.  Registered Office. . . . . . . . . . . . . . . . . . . . 1
          Section 2.  Other Offices. . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II   STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Section 1.  Meetings . . . . . . . . . . . . . . . . . . . . . . . . 1
          Section 2.  Notice of Meetings . . . . . . . . . . . . . . . . . . . 2
          Section 3.  Manner of Giving Notice; Affidavit of Notice . . . . . . 2
          Section 4.  Stockholder List . . . . . . . . . . . . . . . . . . . . 2
          Section 5.  Stockholder Action . . . . . . . . . . . . . . . . . . . 3
          Section 6.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . 3
          Section 7.  Notice of Agenda Matters . . . . . . . . . . . . . . . . 3
          Section 8.  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . 4
          Section 9.  Voting . . . . . . . . . . . . . . . . . . . . . . . . . 4
          Section 10.  Voting of Certain Shares. . . . . . . . . . . . . . . . 4
          Section 11.  Treasury Stock. . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III  DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          Section 1.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . 5
          Section 2.  Election of Directors. . . . . . . . . . . . . . . . . . 5
          Section 3.  Dividends and Reserves . . . . . . . . . . . . . . . . . 6
          Section 4.  Regular Meetings . . . . . . . . . . . . . . . . . . . . 6
          Section 5.  Special Meetings . . . . . . . . . . . . . . . . . . . . 7
          Section 6.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . 7
          Section 7.  Written Action . . . . . . . . . . . . . . . . . . . . . 7
          Section 8.  Waiver of Notice . . . . . . . . . . . . . . . . . . . . 7
          Section 9.  Participation in Meetings by Conference Telephone. . . . 7
          Section 10.  Committees. . . . . . . . . . . . . . . . . . . . . . . 7
          Section 11.  Fees and Compensation of Directors. . . . . . . . . . . 8
          Section 12.  Rules . . . . . . . . . . . . . . . . . . . . . . . . . 8
          Section 13.  Interested Directors. . . . . . . . . . . . . . . . . . 8

ARTICLE IV   OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          Section 1.  Offices and Official Positions . . . . . . . . . . . . . 9
          Section 2.  Compensation . . . . . . . . . . . . . . . . . . . . . . 9
          Section 3.  Succession . . . . . . . . . . . . . . . . . . . . . . . 9

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE
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          Section 4.  Resignations . . . . . . . . . . . . . . . . . . . . . . 9
          Section 5.  Authority and Duties . . . . . . . . . . . . . . . . . . 9
          Section 6.  Approval of Loans to Officers. . . . . . . . . . . . . . 9

ARTICLE V    CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . . . . . . . . .10
          Section 1.  Contracts and Other Instruments. . . . . . . . . . . . .10
          Section 2.  Loans. . . . . . . . . . . . . . . . . . . . . . . . . .10
          Section 3.  Checks, Drafts, etc. . . . . . . . . . . . . . . . . . .10
          Section 4.  Deposits . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VI   STOCKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
          Section 1.  Certificates . . . . . . . . . . . . . . . . . . . . . .10
          Section 2.  Transfer . . . . . . . . . . . . . . . . . . . . . . . .11
          Section 3.  Lost, Stolen or Destroyed Certificates . . . . . . . . .11
          Section 4.  Record Date. . . . . . . . . . . . . . . . . . . . . . .11
          Section 5.  Registered Owners. . . . . . . . . . . . . . . . . . . .12

ARTICLE VII  INDEMNIFICATION AND INSURANCE . . . . . . . . . . . . . . . . . .12
          Section 1.  Indemnification. . . . . . . . . . . . . . . . . . . . .12
          Section 2.  Contract . . . . . . . . . . . . . . . . . . . . . . . .13
          Section 3.  Non-exclusivity. . . . . . . . . . . . . . . . . . . . .13
          Section 4.  Indemnification of Employees and Agents. . . . . . . . .13
          Section 5.  Insurance. . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE VIII GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .14
          Section 1.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .14
          Section 2.  Corporate Seal . . . . . . . . . . . . . . . . . . . . .14
          Section 3.  Reliance upon Books, Reports and Records . . . . . . . .14
          Section 4.  Time Periods . . . . . . . . . . . . . . . . . . . . . .14
          Section 5.  Dividends. . . . . . . . . . . . . . . . . . . . . . . .14
          Section 6.  Construction and Definitions . . . . . . . . . . . . . .15

ARTICLE IX   AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
          Section 1.  Amendments . . . . . . . . . . . . . . . . . . . . . . .15

                                     BYLAWS

                                       OF

                               DAOU SYSTEMS, INC.


                                    ARTICLE I

                                     OFFICES

          Section 1. REGISTERED OFFICE. The registered office of DAOU Systems, Inc., a Delaware corporation (the "Corporation"), in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent is Corporation Services Company.

          Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

          Section 1.  MEETINGS.

                 (a) TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any place within or without the State of Delaware, as may be authorized by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 (b) ANNUAL MEETING. Annual meetings of stockholders shall be held on a date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

                 (c) SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

          Section 2. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder's attendance at the meeting in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

          At a special meeting, notice of which has been given in accordance with this Section 2, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section 2 and with respect to any other business as may properly come before the meeting.

          Section 3. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          Section 4. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to examination of any stockholder of the Corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the entire time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.


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

          Section 5. STOCKHOLDER ACTION. After the Corporation first has a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

          Section 6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

          At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

          The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

          Section 7. NOTICE OF AGENDA MATTERS. At any annual or special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder who complies with the procedures set forth in this
Section 7. For business properly to be brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than ninety (90) days prior to the anniversary date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that in the event that less than forty
(40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in properly written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no


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business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7.

          The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

          Section 8. PROXIES. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

          Section 9. VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of
Article V, Section 4 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

          Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or his or her duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 10. VOTING OF CERTAIN SHARES. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote maybe voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

          Section 11. TREASURY STOCK. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of the Corporation to vote shares of its own stock held by it in a fiduciary capacity.


                                   ARTICLE III

                                    DIRECTORS

          Section 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 2.  ELECTION OF DIRECTORS.

                 (a) NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of at least one (1) and not more than eleven (11) directors. The authorized number of directors of the Corporation shall be set initially at five
(5), and shall be subject to change as set from time to time pursuant to a resolution approved by a majority of the Board of Directors then in office. The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible: the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class, one (1) year thereafter; of the third class, two
(2) years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term to succeed those whose terms expire. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease there shall be vacancies on the Board of Directors which are being eliminated by such decrease.

                 (b) RESIGNATIONS AND VACANCIES. Any director may resign at any time by giving written notice to the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors by amendment of Section 2 of Article III of these Bylaws, a majority of the directors then in office, although less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

                 (c) NOTIFICATION OF NOMINATIONS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at a meeting only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not later than ninety
(90) days prior to such meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          Section 3. DIVIDENDS AND RESERVES. Dividends upon stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

          Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.


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

          Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary of the Corporation, or any two
(2) directors.

          Section 6. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or Committee.

          Section 8. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors or any committee, however called and noticed or wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporate records or made a part of the minutes of the meeting.

          Section 9. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section 10. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board of Directors may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving, adopting or recommending to the stockholders any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing the Bylaws of the Corporation. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee.

          Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

          Section 11. FEES AND COMPENSATION OF DIRECTORS. Each director may receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance at meetings, as the Board of Directors may from time to time determine. No such payment of fees or other compensation shall be construed to preclude any director from serving the Corporation in any other capacity and receiving fees and compensation for such services.

          Section 12. RULES. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these Bylaws.

          Section 13. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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

                                   ARTICLE IV

                                    OFFICERS

          Section 1. OFFICES AND OFFICIAL POSITIONS. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors) and shall include a Chief Executive Officer, a President, one or more Vice Presidents (if so elected by the Board of Directors), a Secretary and a Chief Financial Officer. The Board of Directors also may appoint a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person. With the exception of the Chairman of the Board of Directors, none of the officers need be a director, a stockholder of the Corporation or a resident of the State of Delaware.

          Section 2. COMPENSATION. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

          Section 3. SUCCESSION. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

          Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5. AUTHORITY AND DUTIES. Each of the officers of the Corporation shall have such authority and shall perform such duties incident to each of their respective offices and such other duties as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these Bylaws.

          Section 6. APPROVAL OF LOANS TO OFFICERS. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or any other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof, and such authority may be general or confirmed to specific instances.

          Section 2. LOANS. No loans shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3. CHECKS, DRAFTS, ETC. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

          Section 4. DEPOSITS. All funds of the Corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                                     STOCKS

          Section 1. CERTIFICATES. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Where any such certificate is countersigned by a transfer agent or a registrar other than the Corporation or its employee, the signatures of any such officers of the Corporation and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

          Section 2. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The President or the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the President, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the President requires the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the President may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

          Section 4. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 5. REGISTERED OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.


                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE

          Section 1. INDEMNIFICATION. The Corporation, to the maximum extent permitted by the General Corporation Law of the State of Delaware, including, without limitation, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (as that Section may be amended and supplemented from time to time), indemnify any director, officer or trustee which it shall have power to indemnify under Section 145 against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The

Corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

          Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of the State of Delaware.

          To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

          Section 2. CONTRACT. The provisions of Section 1 of this Article VII shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts.

          Section 3. NON-EXCLUSIVITY. The rights of indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart from the provisions of this Article VII.

          Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person or such person's testator or intestate, is or was an employee or agent of the Corporation.

          Section 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

          Section 2. CORPORATE SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

          Section 4. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

          Section 5. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to statute. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 6. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.


                                   ARTICLE IX

                                   AMENDMENTS

          Section 1. AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting thereof duly called for that purpose if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the
notice of such special meeting.   Subject to the laws of the State of Delaware,
the Certificate of Incorporation and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present amend the Bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                            CERTIFICATE OF SECRETARY


          I, Fred McGee, Secretary of DAOU Systems, Inc., a Delaware corporation, do hereby certify that the foregoing Bylaws of DAOU Systems, Inc. are the duly adopted Bylaws of said Corporation as they are in effect on the date hereof.

          Executed at San Diego, California effective as of December 3, 1996.


                                       /s/ Fred McGee
                                       -----------------------------
                                       Fred McGee, Secretary
















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